UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2023, Geoffrey Rosenberger informed Broadstone Net Lease, Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) that he would not stand for re-election as a director of the Company and that his decision not to stand for re-election did not involve any disagreement with the Company. Mr. Rosenberger's term will end at the conclusion of the Company's 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

(d) On January 17, 2023, the Company’s board of directors (the “Board”) appointed Jessica Duran and Laura Felice as directors of the Company, effective as of the same day, to serve until the 2023 Annual Meeting.

Since 2017, Ms. Duran has served as a Managing Director and the Chief Financial Officer of TSG Consumer Partners, a consumer-focused private equity firm with nearly $20 billion in assets under management. From 2009 through 2017, Ms. Duran served in various roles at Deloitte & Touche, LLP, including Tax Senior Manager (2009 – 2012) and Partner (2012 – 2017). From 2004-2009 Ms. Duran worked at AMB Property Corporation in the tax function as both a manager and as a Vice President of Tax. Ms. Duran began her career at Deloitte & Touche LLP in 1998 and worked in the firm’s tax and mergers and acquisitions departments. Ms. Duran holds a bachelor’s degree in Business Administration with a concentration in Accounting from Sonoma State University and is also a CPA.

Ms. Felice has served as the Executive Vice President and Chief Financial Officer of BJ’s Wholesale Club Holdings, Inc. since April 2021. From 2016 through 2021, Ms. Felice served as Senior Vice President, Controller at BJ’s. From 2008 through 2016, Ms. Felice worked at Clarks Americas, Inc., a footwear chain in positions of increasing responsibility, including most recently as Senior Vice President of Finance from November 2015 to November 2016. Additionally, Ms. Felice worked at PricewaterhouseCoopers LLP from 2003 to 2008. Ms. Felice holds a Master of Accounting and a bachelor’s degree with a double major in Finance and Accounting from Boston College and is also a CPA.

Each of Mmes. Duran and Felice will receive compensation for their service as non-employee directors of the Board pursuant to the Company’s non-employee director compensation program described in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 25, 2022, in the section entitled “Director Compensation Program for 2022” which information is incorporated herein by reference. In addition, the Company will enter into its standard form of indemnification agreement with Mmes. Duran and Felice.

The Board determined that Mmes. Duran and Felice are each “independent” as defined under the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s corporate governance guidelines. There are no family relationships between Mmes. Duran or Felice and any director or executive officer of the Company, there are no arrangements or understandings between Mmes. Duran or Felice and any other persons or entities pursuant to which Mmes. Duran or Felice were appointed as directors of the Company, and there are no transactions involving Mmes. Duran or Felice, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments of Mmes. Duran and Felice, the Board increased its size from 8 to 10 directors. The Board intends to decrease its size from 10 to 9 directors following the departure of Mr. Rosenberger at the conclusion of the 2023 Annual Meeting.

Item 7.01 Regulation FD Disclosure.

On January 23, 2023, the Company issued a press release announcing that it will release its financial and operating results for the quarter ended December 31, 2022 after the market closes on Wednesday, February 22, 2023. The Company will host its earnings conference call and audio webcast on Thursday, February 23, 2023 at 10:00 a.m., Eastern Time. A press release related to the matters described in Items 5.02 and 7.01 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

The information set forth in this item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 23, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	January 23, 2023	By:	/s/ John D. Callan, Jr.
Name: John D. Callan, Jr. Title: Senior Vice President, General Counsel and Secretary